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                                                       EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-52508) and Form S-8 (No. 333-38892)of NRG Energy, Inc. of our report dated March 2, 2001 relating to the consolidated financial statements of NRG Energy, Inc., which appears in the Current Report on Form 8-K dated March 5, 2001.









PricewaterhouseCoopers LLP




Minneapolis, Minnesota
March 5, 2001